EX10.5 - Declaration of Trust

DECLARATION OF TRUST

This Declaration of Trust verifies that Terry G. Cook of 1574 Gulf Rd. #1505, Point Roberts, WA, 98281 does hereby declare that title to the mineral claims shown below are held in the name of Terry G. Cook but that all these claims are held in trust for Mustang Resources Inc. of 1574 Gulf Rd. #1505, Point Roberts, WA, 98281.  The claims are:

NAME OF CLAIM	TENURE NUMBER	UNITS	PERCENTAGE OF TITLE

JC1	408441	20	100%
JC2	408442	20	100%
JC3	408443	20	100%
JC4	408444	20	100%

The above mineral claims are in the Nelson Mining Division of British Columbia.

Terry G. Cook has no interest whatsoever in the said mineral claims other than that of a bare trustee and that any distribution whether income or capital and whether in cash or otherwise, and any rights in respect of the said mineral claims do not in any manner belong to Terry G. Cook, but are the property of the said Mustang Resources Inc.

Terry G. Cook will deliver full title on demand to Mustang Resources Inc. for as long as the claims are in good standing with the Province of British Columbia.

DATED for reference the 5th day of March 2004.

SIGNED, SEALED and DELIVERED

/s/  Terry G. Cook

_______________________________
Terry G. Cook

By Terry G. Cook in the presence of:

/s/  Cam Dalgliesh

_______________________________
Cam Dalgliesh
Witness